Exhibit 10.8

Venice Brands Acquisition Corp. I

March 17, 2021

VB SPAC Holdings LLC

Re: Consulting Services Agreement

Gentlemen:

This letter agreement by and between Venice Brands Acquisition Corp. I, a Delaware corporation (the “Company”), and VB SPAC Holdings LLC, a Delaware limited liability company (the “Sponsor”), effective as of the date hereof, will confirm our agreement that, commencing on March 1, 2021 and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”):

1.

The Sponsor shall provide to the Company certain general consulting services, including but not limited to: (i) general administrative services and responsibilities related to the Company’s initial setup and ongoing operations, (ii) identifying and contacting potential targets, (iii) creating, developing and managing relationships with existing and prospective business contacts, (iv) conducting diligence on potential targets, (v) preparing documentation related to the identification of potential targets and any subsequent transactions, and (vi) such other services as may from time to time be reasonably requested by the Company. In exchange therefor, the Company shall pay, on the first day of each month, to the Sponsor the sum of $15,000 per month commencing on March 1, 2021 and continuing monthly thereafter until the Termination Date.

2.

Prior to the date hereof, payments were made to the Sponsor on behalf of the Company in the amount of $30,000 total for general consulting services provided by the Sponsor. The Sponsor and the Company hereby agree that such payments shall be attributable to the Company and deemed to have been paid by the Company as of the date hereof.

3.

The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Sponsor may assign this letter agreement to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature page follows]

Very truly yours,

VENICE BRANDS ACQUISITION CORP. I

By:	/s/ Greg Willsey
Name:	Greg Willsey
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

VB SPAC HOLDINGS LLC

By: Venice Brands LLC, its manager

By:	/s/ Greg Willsey
Name:	Greg Willsey
Title:	Authorized Signatory

[Signature Page to Consulting Services Agreement]